UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2011

Zolon Corporation
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

2850 Golf Road, Suite 30, Rolling Meadows, Illinois, 60008
(Address of principal executive offices)

(312) 919-4447
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement.

On April 18, 2011, Zolon Corporation (the “Company”) entered into an agreement arranging for the purchase of certain contractual relationships, customers and accounts (with an assumption of obligations to employees and consultants) considered to be complementary to the Company’s core business model.  The transaction calls for the purchase of all of the outstanding stock of an entity formed to hold the contracts, relationships and business of another consulting company divesting itself from certain market segments.  The Company assumed management and control of the subsidiary effective March 1, 2011 pending completion of certain pre-closing requirements.  The Company is currently undertaking an audit of the financial information so the final valuation is subject to change but the consulting contracts have be presented to the Company as having resulted in revenue for the previous year in the range of $16.8mm on a preliminary analysis basis.  The number is presented in this Current Report as not yet reliable for anything other than a range of the value of the transaction.  Upon completion of its analysis, the Company will update this information in a Current Report once audited financial information is available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOLON CORPORATION

April 20, 2011	By:	/s/ Dhru Desai
Dhru Desai
Chief Financial Officer